United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 27, 2008
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of Principal Executive Offices)                (Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     General Nutrition Centers, Inc. (“Centers”) has entered into an employment agreement with Michael Locke, dated as of May 27, 2008 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Locke serves as Senior Vice President of Manufacturing of Centers.
     The Employment Agreement provides for an employment term up to May 27, 2010, with automatic one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Locke not less than 30 days prior to the end of the applicable employment period. Mr. Locke will receive an annual salary of $260,000, subject to annual review by Centers’ Board of Directors or Compensation Committee. Mr. Locke will also receive an annual performance bonus based on Centers’ attainment of annual goals. For 2008, Mr. Locke’s target bonus is 40% of his annual base salary with a maximum bonus of 75% of his annual base salary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 29, 2008

GENERAL NUTRITION CENTERS, INC.

By:	/s/ Gerald J. Stubenhofer, Jr.

Name:	Gerald J. Stubenhofer, Jr.
Title:	Senior Vice President and
Chief Legal Officer

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